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                                                                   EXHIBIT 23.6

    CONSENT OF MCLANE, GRAF, RAULERSON & MIDDLETON PROFESSIONAL ASSOCIATION

  We consent to the reference to our firm under the caption "Legal Opinion" in the Joint Proxy Statement for Community Bankshares, Inc. and Centerpoint Bank which is a part of this Registration Statement on Form S-4 and Prospectus of Community Bankshares, Inc. for the registration of 711,236 shares of its common stock.

                                          McLane, Graf, Raulerson & Middleton
                                           Professional Association

                                                  /s/ Richard A. Samuels
                                          By: _________________________________
                                                    RICHARD A. SAMUELS